[ACCOUNT RESTRICTED RIGHT AWAY
                                                          - ACH DEBIT TRANSFERS]


                          COLLECTION ACCOUNT AGREEMENT

         This COLLECTION ACCOUNT AGREEMENT ("Agreement"), dated as of March 20, 2002, among THE LEATHER FACTORY, INC., a Delaware corporation; ROBERTS, CUSHMAN & COMPANY, INC., a New York corporation; THE LEATHER FACTORY, INC., a Nevada corporation; THE LEATHER FACTORY OF NEVADA INVESTMENTS INC., a Nevada corporation; TANDY LEATHER COMPANY, INC., a Nevada corporation; TANDY LEATHER COMPANY INVESTMENTS, INC., a Nevada corporation; THE LEATHER FACTORY, L.P., a Texas limited partnership; TANDY LEATHER COMPANY, L.P., a Texas limited partnership; HI-LINE LEATHER & MANUFACTURING COMPANY, a California corporation; and THE LEATHER FACTORY, INC., an Arizona corporation (collectively, "Borrowers" and each a "Borrower"), and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association ("Lender") and WELLS FARGO BANK Texas, NATIONAL ASSOCIATION ("Wells Fargo") sets out (i) the terms and conditions under which Wells Fargo will provide its collection account service (the "Collection Account Service") to Borrowers and Lender with respect to Lender's wholesale demand deposit account specified at the end of this document (the "Lender Account"), and (ii) the rights of Borrowers and Lender, and the obligations of Wells Fargo to Borrowers and Lender, with respect to the Lender Account.

         1. ORIGIN OF LENDER'S INTEREST IN THE ACCOUNT FUNDS. Borrowers have entered into a financing agreement with Lender in which Borrowers have granted to Lender a security interest in Borrowers' present and future accounts receivable and all proceeds thereof, and Borrowers have agreed to deposit or cause to be deposited all collections and proceeds of such accounts receivable into the Lender Account. (When such accounts receivable have been deposited into the Lender Account as provided in this Agreement they will be referred to in this Agreement, together with all other proceeds of the collateral security granted to Lender that are deposited in the Lender Account, as the "Account Funds"). Lender and Borrowers would like to use the Collection Account Service to block Borrowers' access to the Lender Account and to provide daily transfers of ledger balances in the Lender Account to Lender's account with Wells Fargo Bank Minnesota, N.A.

         2. Commencement of COLLECTION account Service. The Collection Account Service will start on the date arranged by Wells Fargo with Lender if the following events have occurred before such date:

         (a)      The Lender Account has been opened and is in good standing;

         (b) Borrowers and Lender have provided to Wells Fargo such other information and documents as Wells Fargo requests to enable Wells Fargo to commence and operate the Collection Account Service for Borrowers and Lender.

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         3. ACCESS TO ACCOUNT  FUNDS.  All  Account  Funds shall be the sole and exclusive property of Lender withdrawable from the Lender Account only by Lender as provided in this Agreement or in the account documentation pursuant to which the Lender Account was opened. Borrowers will have no interest in, or any control over, any Account Funds, and Account Funds shall not bear interest. Except as provided in this Agreement, the Lender Account will not be subject to deductions, setoff, banker's lien, or any other right in favor of any person other than Lender.

         4. Deposits and Confirmations. Lender authorizes Borrowers to endorse or cause to be endorsed checks and other payment instruments and to deposit or cause to be deposited such items into the Lender Account. Wells Fargo will provide to Lender and to Borrowers Wells Fargo's regular statement covering deposits to and withdrawals from the Lender Account at their respective addresses specified at the end of this Agreement for advice of deposits and statements. Borrowers and/or Lender agree to notify Wells Fargo's Service Center, whose address and telephone number will be given to Borrowers and Lender, (a) of any error in an advice of deposit within thirty (30) calendar days after Borrowers and/or Lender receive such advice of deposit and (b) of any error in a bank statement within thirty (30) calendar days after Borrowers and/or Lender receive such bank statement. The liability of Wells Fargo for such errors is limited as provided in Section 19 of this Agreement.

         5. ACCOUNT DOCUMENTATION. Except as otherwise specifically provided in this Agreement, the Lender Account will be handled and items drawn on or deposited into the Lender Account will be processed by Wells Fargo as Wells
Fargo would perform such responsibilities with respect to any other demand deposit account at Wells Fargo. As a result, the Lender Account will be subject to, and Wells Fargo's operation of the Lender Account will be in accordance with, the terms and provisions of Wells Fargo's deposit account opening documentation and other Wells Fargo account related documentation (collectively, "Account Documentation"), including, but not limited to, Wells Fargo's demand deposit account disclosure statement for the Lender Account as in effect and delivered to Lender from time to time, a copy of which Borrowers and Lender acknowledge having received. Notwithstanding any provisions of any Account Documentation, however, all Account Funds shall be the sole and exclusive property of Lender.

         6. CUSTOMER SERVICE. Any questions or problems that Borrowers or Lender have with respect to the Collection Account Service should be addressed to Wells Fargo's Service Center.

         7. RETURNED ITEMS. All ACH entries and all checks or other items credited to the Lender Account and returned to Wells Fargo unpaid for any reason will be handled by Wells Fargo in the following manner:

         (a) Any check with a face amount less than One Thousand Dollars ($1,000.00) which is returned because of insufficient funds will automatically be redeposited by Wells Fargo a second time.

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         (b)      Any ACH entry returned for any reason, and any check which has been returned a second time or which is returned for reasons other than insufficient funds or which has a face amount of One Thousand Dollars ($1,000.00) or more and is returned for insufficient funds will be charged back to one of Borrowers' wholesale demand deposit accounts maintained with Wells Fargo specified at the end of this Agreement (a "Borrower Account").

         (c) If there are insufficient funds in a Borrower Account to cover any chargeback, Lender agrees that Wells Fargo may charge the Lender Account for the amount of the insufficiency, up to the amount of the returned ACH entries or returned items. If there are insufficient funds in the Lender Account, Borrowers and Lender agree to pay the amount of the chargeback to the Lender Account, in immediately available funds, within one business day after receipt of physical evidence of said chargeback sent by facsimile to Borrowers and Lender at their facsimile numbers specified below.

         (d) Any returned checks and debit memos with respect to returned checks will be sent to Borrowers.

         8. ACH DEBIT TRANSFERS FROM LENDER ACCOUNT. On each day when Wells Fargo is open for business (a "Banking Day") during the term of this Agreement, at the specific request of Lender, Wells Fargo will process automated clearing house debits to the Lender Account initiated by banks other than Wells Fargo for transfers of funds out of the Lender Account (each an "ACH Debit") so long as any such ACH Debit does not exceed the ledger balance in the Lender Account at the end of the Banking Day immediately preceding the date on which the ACH Debit is initiated. These transfers will be made to Lender if Lender's account is the transfer-to account specified in the ACH Debits by the initiating bank. Lender agrees to pay to Wells Fargo immediately on demand, without setoff or counterclaim, the amount of any overdraft in the Lender Account caused by an ACH Debit exceeding the ledger balance in the Lender Account at the time such ACH Debit settles.

         9. DELAYS IN MAKING ACH DEBIT TRANSFERS. Lender and Borrowers understand that an ACH Debit transfer may be delayed or not made if (a) the transfer would cause Wells Fargo to exceed any limitation on its intra-day net funds position established in accordance with Federal Reserve or other regulatory guidelines or to violate any other Federal Reserve or other regulatory risk control program, or (b) the funds transfer would otherwise cause Wells Fargo to violate any applicable law or regulation. If an ACH Debit transfer cannot be made or will be delayed, Wells Fargo will attempt to notify Lender by telephone. Notwithstanding anything to the contrary in this Section 9, Wells Fargo agrees that its response to any court order or other legal process, to the claim of any party in bankruptcy, or the adverse claim of any individual or entity not a party to this Agreement shall be made in accordance with the provisions of Sections 14 and 16 hereof.

         10. RELIANCE ON ACCOUNT NUMBER OF ACH DEBIT TRANSFER BENEFICIARY. If the bank initiating an ACH Debit out of the Lender Account indicates a name and

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an  identifying  number for the bank of the person or entity to receive  the ACH
Debit transfer, Lender and Borrowers understand that Wells Fargo will rely on the number indicated by the initiating bank even if that number identifies a bank different from the named bank. If the bank initiating an ACH Debit out of the Lender Account indicates a name and an account number for the person or entity to receive the ACH Debit transfer, Lender and Borrowers understand that Wells Fargo and the initiating bank may rely on the indicated account number even if that account number is not the account number for the person or entity who is to receive the transfer.

         11. REPORTING ERRORS IN TRANSFERS. If Lender or Borrowers learn of any error in an ACH Debit transfer or any unauthorized funds transfer, then the party learning of such error or unauthorized transfer (the "Informed Party") must notify Wells Fargo as soon as possible by telephone at (800) AT-WELLS (which is a recorded line), and provide written confirmation to Wells Fargo of such telephonic notice within two Business Days at the address given for Wells Fargo on the signature page of this Agreement. In no case may such notice to Wells Fargo by an Informed Party be made more than thirty (30) calendar days after Wells Fargo's first confirmation of an ACH Debit transfer or other funds transfer to such Informed Party, whether such first confirmation consists of the regular monthly statement for the Lender Account or otherwise. If a funds transfer is made in error and Wells Fargo suffers a loss because Lender or Borrowers breached their agreement to notify Wells Fargo of such error within this thirty (30) calendar day period, then the party or parties which breached this agreement shall be obligated to reimburse Wells Fargo for such loss promptly upon demand by Wells Fargo; provided, however, that in the event both Lender and Borrowers breach this notification requirement, Lender shall not be obligated to reimburse Wells Fargo for such loss unless Borrowers fail to satisfy Wells Fargo's demand for such reimbursement within fifteen (15) calendar days after such demand is made on Borrowers.

         12. CONTACTS. Any contacts regarding operational matters with any party to this Agreement shall be made to the person and address specified below for advice of deposits and statements.

         13. WELLS FARGO FEES. Borrowers agree to pay the fees for the Collection Account Service charged by Wells Fargo (the "Wells Fargo Fees"), which fees will be based on the charges specified in the standard collection account fee schedule current at the time the fees are charged. As changes in Wells Fargo's operating costs, procedural requirements or service volumes affect future costs of processing, Wells Fargo will periodically review the Wells Fargo Fees. Should the results of such periodic review warrant adjustment of the Wells Fargo Fees, Borrowers and Lender will receive a minimum of thirty (30) calendar day's written notice prior to implementing such adjustment. Wells Fargo will

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collect the Wells  Fargo Fees by  debiting a Borrower  Account for the amount of the Wells Fargo Fees, without prior notice to Borrowers or Lender, on the day such Wells Fargo Fees are due. Lender agrees to pay the Wells Fargo Fees within thirty (30) calendar days after Lender receives a billing statement from Wells Fargo for such fees, without setoff or counterclaim, to the extent that Wells Fargo is unsuccessful in any attempt to automatically debit such fees from a Borrower Account.

         14. COURT ORDER. If Wells Fargo is served with a court order which affects the Lender Account, Wells Fargo will act in accordance with such court order. Subject to the provisions of Section 16, Wells Fargo shall not, in response to the adverse claim of Borrowers or any third party, have the right to place a hold, nor will it place a hold, on funds in, or in the process of being deposited to, the Lender Account, and Wells Fargo will process the Account Funds in strict accordance with the terms and conditions of this Agreement, unless and until Wells Fargo receives a court order to the contrary, whether issued by a U.S. Bankruptcy Court or any other court of competent jurisdiction. Lender represents, warrants, and agrees that upon filing of voluntary or involuntary proceedings under the U.S. Bankruptcy Code involving Borrowers, Lender shall at all times comply with applicable bankruptcy statutes, rules, and other laws as they may relate to the Account Funds.

         15. OWNERSHIP OF SPECIFICATIONS, RECORDS, SYSTEMS AND PROGRAMS. Borrowers and Lender agree that any specifications, records, systems and programs, including, among other things, computer software programs, which are utilized or developed by Wells Fargo in connection with the Service or this Agreement are and will remain the sole property of Wells Fargo.

         16. CLAIMS, LEGAL PROCESS AND NOTICES. If Wells Fargo receives any claim, notice, legal process or court order relating to the Account Funds or the Lender Account, Wells Fargo will notify Lender and Borrowers of such receipt, unless Wells Fargo knows that Lender, with respect to so notifying Lender, or Borrowers, with respect to so notifying Borrowers, is already aware of such claim, notice, legal process or court order. Wells Fargo will notify Lender of such process, claim or notice prior to its compliance. Lender and Borrowers understand and agree that Wells Fargo will comply with any such legal process, legal notice or court order it receives (including, without limitation, any summons, subpoena, levy, garnishment, or withholding order) if Wells Fargo determines in its sole discretion that such legal process, legal notice or court order is legally binding on it. If any claim or notice received by Wells Fargo is not legally binding on it, as determined in its sole discretion, Wells Fargo agrees to follow any instructions of Lender to comply or not comply with such claim or notice if (a) such instructions are given promptly after Lender is notified of such claim or notice and (b) such instructions do not require Wells Fargo to violate any applicable law, regulation or court order. Each Borrower hereby irrevocably agrees that Wells Fargo is to follow any such instructions of Lender with respect to any such non-binding claim or notice even if such claim or notice is from Borrowers. If Wells Fargo does not receive prompt instructions from Lender regarding compliance or non-compliance with any such non-binding claim or notice, Lender and Borrowers agree that Wells Fargo may determine in its sole discretion to comply or not to comply with such claim or notice, except that Wells Fargo will not comply with any such claim or notice from Borrowers conflicting with the terms of this Agreement.

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         17.  INDEMNIFICATION FOR FOLLOWING  INSTRUCTIONS.  Lender and Borrowers
each agree that, notwithstanding any other provision of this Agreement, Wells Fargo will not be liable to Lender or Borrowers for any losses, liabilities, damages, claims (including, but not limited to, third party claims), demands, obligations, actions, suits, judgments, penalties, costs or expenses, including, but not limited to, attorneys' fees, (collectively, "Losses and Liabilities") suffered or incurred by Lender or Borrowers as a result of, or in connection with, (a) Wells Fargo following any instruction of Lender to comply or not comply with any non-binding claim or notice referred to in Section 16 of this Agreement, (b) if no such instruction from Lender is promptly received, Wells Fargo complying or not complying, as determined in its sole discretion, with any
such  non-binding  claim  or  notice,   (c)  Wells  Fargo  following  any  other
instruction or request of Lender, or (d) Wells Fargo complying with its obligations under this Agreement. Further, Borrowers, and to the extent not paid by Borrowers within fifteen (15) calendar days after demand, Lender, will indemnify Wells Fargo against any Losses and Liabilities Wells Fargo suffers or incurs as a result of, or in connection with, any of the circumstances referred to in subsections (a) through (d) in the preceding sentence.

         18. NO REPRESENTATIONS OR WARRANTIES OF WELLS FARGO. Wells Fargo will perform its obligations under this Agreement in a manner consistent with the quality provided when Wells Fargo performs similar services for its own account. However, Wells Fargo cannot be responsible for the errors, acts or omissions of others, such as communications carriers, correspondents or clearinghouses through which Wells Fargo may perform its obligations under this Agreement or receive or transmit information in performing its obligations under this Agreement. Further, Wells Fargo cannot be responsible for any loss, liability or delay caused by wars, failures in communications networks, labor disputes, work stoppages, legal constraints, fires, power surges or failures, earthquakes, civil disturbances, acts or omissions of the U.S. Postal Service, or other events beyond its control. WELLS FARGO MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE COLLECTION ACCOUNT SERVICE OR ANY OTHER SERVICE IT IS TO PERFORM UNDER THIS AGREEMENT OTHER THAN THOSE EXPRESSLY SPECIFIED IN THIS AGREEMENT.

         19. LIMITATION OF LIABILITY. If any party to this Agreement suffers or incurs any Losses and Liabilities as a result of, or in connection with, its or any other party's performance or failure to perform its obligations under this Agreement, the affected parties will negotiate in good faith in an effort to reach a mutually satisfactory allocation of such Losses and Liabilities, it being understood that Wells Fargo will not be responsible for any Losses and Liabilities due to any cause other than its own negligence or breach of this Agreement, in which case if such negligence or breach results from any action or failure to act by Wells Fargo, the liability of Wells Fargo shall be limited to direct money damages in an amount not to exceed ten (10) times all the Wells Fargo Fees charged or incurred during the calendar month immediately preceding the calendar month in which such Losses and Liabilities occurred (or, if no Wells Fargo Fees were charged or incurred in the preceding month, the Wells Fargo Fees charged or incurred in the month in which the Losses and Liabilities

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occurred).  Borrowers,  and to the extent not paid by Borrowers  within  fifteen
(15) calendar days after demand Lender within thirty (30) calendar days after demand, will indemnify Wells Fargo against any Losses and Liabilities suffered or incurred by Wells Fargo as a result of third party claims to the extent such Losses and Liabilities exceed the liability limitations specified in the preceding sentence. The limitation of Wells Fargo's liability and Borrowers' and Lender's indemnification of Wells Fargo set forth above shall not be applicable to the extent any Losses and Liabilities of any party to this Agreement are directly caused by Wells Fargo's gross negligence or willful misconduct. IN NO EVENT WILL WELLS FARGO OR LENDER BE LIABLE FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, INDIRECT OR PUNITIVE DAMAGES, WHETHER ANY CLAIM IS BASED ON CONTRACT OR TORT, WHETHER THE LIKELIHOOD OF SUCH DAMAGES WAS KNOWN TO WELLS FARGO OR LENDER, AND REGARDLESS OF THE FORM OF THE CLAIM OR ACTION, INCLUDING, BUT NOT LIMITED TO, ANY CLAIM OR ACTION ALLEGING GROSS NEGLIGENCE, WILLFUL MISCONDUCT, FAILURE TO EXERCISE REASONABLE CARE OR FAILURE TO ACT IN GOOD FAITH. Any action against Wells Fargo by Borrowers or Lender under or related to this Agreement or the Collection Account Service must be brought within twelve (12) months after the cause of action accrues.

         20. AMENDMENTS, SUCCESSORS AND ASSIGNS. With the exception of price changes, which require written notice to Borrowers and Lender, and changes to the funds transfer instructions in Section 8 of this Agreement, which require the written approval of only Lender, this Agreement may not be modified or any provision thereof waived, except in a writing signed by all the parties to this Agreement. This Agreement shall be binding on the parties and their successors or assigns.

         21. TERMINATION. This Agreement, the Collection Account Service and the other services to be provided under this Agreement may be terminated by Lender or Wells Fargo at any time by any of them giving thirty (30) calendar days prior written notice of such termination to the other parties to this Agreement at their contact addresses specified at the end of this Agreement; provided, however, that this Agreement, the Collection Account Service and the other services to be provided under this Agreement may be terminated immediately (a) upon written notice from Wells Fargo to Borrowers and Lender should Lender fail to make any payment when due to Wells Fargo under the terms of this Agreement, or (b) upon written confirmation by Wells Fargo to Lender of receipt by Wells Fargo of written notice from Lender requesting immediate termination of this Agreement. Borrowers and Lender agree that the Lender Account may be closed as provided in the Account Documentation. The rights of Wells Fargo and the obligations of Lender under Sections 5, 14, 16, 17, 18, 19 and 21 of this Agreement will survive the termination of this Agreement and/or the closure of the Lender Account, and any liability of any party to this Agreement, as determined under the provisions of this Agreement, with respect to acts or omissions of such party prior to such termination or closure will also survive such termination or closure. Upon any such termination or closure, all ledger balances in the Lender Account on the date of the closure of the Lender Account

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will be  transferred to Lender as requested by Lender in writing to Wells Fargo.
Notice of termination shall be transmitted by Certified Mail, Return Receipt Requested, courier, or by personal delivery to the notice address designated at the end of this Agreement. No such termination shall impair the rights of any
party  with  respect  to  items   processed  prior  to  the  effective  date  of
termination. Borrowers may not terminate this Agreement without prior written consent of Lender.

         22. NOTICES. All notices from one party to another shall be in writing, or be made by a telecommunications device capable of creating a written record, shall be delivered to Borrowers, Lender and/or Wells Fargo at their addresses for all notices specified at the end of this Agreement, or any other address of any party notified to the other parties in writing, and shall be effective upon receipt. Any notice sent by one party to this Agreement to another party shall also be sent to the other parties to this Agreement. Wells Fargo is authorized by Borrowers and Lender to act on any instructions and notices received by Wells Fargo if (a) such instructions or notices purport to be made in the name of Lender, (b) Wells Fargo reasonably believes that they are so made, and (c) they do not conflict with the terms of this Agreement unless such conflicting instructions or notices are supported by a court order.

         23. USURY. It is never the intention of Wells Fargo to violate any applicable usury or interest rate laws. Wells Fargo does not agree to, or intend to contract for, charge, collect, take, reserve or receive (collectively, "charge or collect") any amount in the nature of interest or in the nature of a fee, penalty or other charge which would in any way or event cause Wells Fargo to charge or collect more than the maximum Wells Fargo would be permitted to charge or collect by any applicable federal or state law. Any such excess interest or unauthorized fee shall, notwithstanding anything stated to the contrary in this Agreement, be applied first to reduce the amount owed, if any, and then any excess amounts will be refunded.

         24. SUCCESSORS AND ASSIGNS. Neither a Borrower nor Lender may assign or transfer its rights or obligations under this Agreement to any person or entity without the prior written consent of Wells Fargo, which consent will not be unreasonably withheld. Wells Fargo may not assign its rights or obligations under this Agreement to any person or entity without the prior written consent of Lender, which consent will not be unreasonably withheld; provided, however, that no such consent will be required if, in the case of Wells Fargo, the assignee is a bank affiliate of Wells Fargo.

         25. GOVERNING LAW. Borrowers and Lender understand that Wells Fargo's provision of the Collection Account Service and the other services it is to provide under this Agreement are subject to federal laws and regulations. To the extent that such federal laws and regulations are not applicable, this Agreement shall be governed by and be construed in accordance with the laws of the State of California.

         26. SEVERABILITY. To the extent that this Agreement, the Collection Account Service or the other services to be provided under this Agreement are inconsistent with, or prohibited or unenforceable under, any applicable law or regulation, they will be deemed ineffective only to the extent of such prohibition or unenforceability and be deemed modified and applied in a manner consistent with such law or regulation. Any provision of this Agreement which is

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deemed  unenforceable  or  invalid  in any  jurisdiction  shall not  effect  the enforceability or validity of the remaining provisions of this Agreement or the same provision in any other jurisdiction.

         27. ENTIRE AGREEMENT. This Agreement, together with the Account Documentation, contains the entire and only agreement among any or all of the parties to this Agreement with respect to (a) the services to be provided by Wells Fargo under this Agreement, (b) the interest of Lender and Borrowers in the Account Funds and the Lender Account, and (c) the obligations of Wells Fargo to Lender and Borrowers in connection with the Account Funds and the Lender Account, except that Lender and Borrowers may have one or more agreements between themselves concerning such subject matter, which shall not be binding on, or affect Wells Fargo in any way, and with which Wells Fargo need not be concerned.

         This Agreement has been signed by the duly authorized officers or representatives of each of the parties to this Agreement on the date specified below.

DATE:  March 20, 2002

Lender Account: Account No. 4166577288, ABA No. 121000248

Borrowers Accounts: Account No. 4311266522  ABA No. 121000248
                    Account No. 4166577288  ABA No. 121000248

THE  LEATHER  FACTORY,  INC.,  a                WELLS FARGO BANK TEXAS, NATIONAL
Delaware  corporation;  ROBERTS,                         ASSOCIATION
CUSHMAN & COMPANY,  INC.,  a New
York  corporation;  THE  LEATHER                By:
FACTORY,    INC.,    a    Nevada                   -----------------------------
corporation; THE LEATHER FACTORY                Name:
OF NEVADA  INVESTMENTS  INC.,  a                     ---------------------------
Nevada    corporation;     TANDY                Title:
LEATHER COMPANY,  INC., a Nevada                      --------------------------
corporation;    TANDY    LEATHER
COMPANY  INVESTMENTS,   INC.,  a                Address for all Notices:
Nevada   corporation;    HI-LINE                -----------------------
LEATHER & MANUFACTURING COMPANY,
a  California  corporation;  and                --------------------------------
THE LEATHER  FACTORY,  INC.,  an
Arizona corporation                             --------------------------------

                                                --------------------------------
                                                Attention:
                                                          ----------------------
                                                Facsimile:
                                                          ----------------------
                                                Telephone:
                                                          ----------------------

By /s/ Wray Thompson
  ------------------
  Wray Thompson
  Its Chief Executive Officer                   WELLS FARGO BANK MINNESOTA,
                                                   NATIONAL ASSOCIATION



                                                By /s/ Thomas W. Tosney
                                                  ---------------------
                                                  Thomas W. Tosney
                                                  Its Senior Vice President

                                                Address for all Notices:
                                                ------------------------
THE LEATHER FACTORY, L.P., a
Texas limited partnership
                                                Wells Fargo Bank Minnesota,
By  THE LEATHER FACTORY, INC., a                National Association
    Nevada corporation                          c/o Wells Fargo Business Credit,
    Its General Partner                         Inc.
                                                4975 Preston Park Blvd.,
                                                Suite 280
                                                Plano, Texas  75093
                                                Attention: Thomas J. Krueger
By /s/ Wray Thompson                            Facsimile: (972) 867-7838
  ------------------                            Telephone: (972) 599-5304
  Wray Thompson
  Its Chief Executive Officer


                                      -10-
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                                                Address for Advice of Deposits
                                                -------------------------------
Address for all Notices:                        and Statements:
-----------------------                         ----------------

The Leather Factory, Inc.                       Wells Fargo Bank Minnesota,
3825 E. Loop 820 South                          National Association
P.O. Box 50429                                  c/o Wells Fargo Business Credit,
Ft. Worth, Texas  76105                         Inc.
Attention: Wray Thompson                        4975 Preston Park Blvd.,
Facsimile: (817) 446-3713                       Suite 280Plano, Texas  75093
Telephone: (817) 496-4414                       Attention: Thomas J. Krueger
                                                Facsimile: (972) 867-7838
                                                Telephone: (972) 599-5304
Address for Advice of Deposits and
----------------------------------
Statements:
-----------

The Leather Factory, Inc.
3825 E. Loop 820 South
P.O. Box 50429
Ft. Worth, Texas  76105
Attention: Shannon Greene
Facsimile: (817) 446-3713
Telephone: (817) 496-4414